Exhibit 10.10

MEMORANDUM OF

UNDERSTANDING

1.	Date

This Memorandum of Understanding (“MOU”) is dated March 23, 2012.

2.	Parties

2.1	Cazador Sub Holdings Ltd, an exempted company duly organized under the laws of the Cayman Islands (“Sponsor”); and

2.2	Cazador Acquisition Corporation Ltd, an exempted company duly organized under the laws of the Cayman Islands (“Cazador”);

2.3	The Sponsor and Cazador shall collectively be referred to as the “Parties”.

3.	Background

3.1	Cazador is a blank-check company listed in Nasdaq which is currently in the process of identifying targets for an initial business combination and has an outside date of October 14, 2012 to consummate said business combination (the “Business Combination”).

3.2	Cazador has requested from the Sponsor to provide one or more loans (“Loans”) if additional funds are required to cover ongoing costs, expenses and fees related to, among other things, a Business Combination.

3.3	This MOU sets out the terms and conditions for the extension of the Loans between the Parties.

ACCORDINGLY, FOR GOOD AND VALUABLE CONSIDERATION SUBJECT TO THE TERMS AND CONDITIONS HEREOF, THE PARTIES HEREBY AGREE, AS FOLLOWS:

4.	On or before October 14, 2012, if requested by Cazador, the Parties shall enter into a Loan Agreement, whereby the Sponsor shall provide the Loans to Cazador in an aggregate principal amount not to exceed $400,000.00.

5.	The Loans shall bear no interest.

6.	The principal balance of the Loans shall be repayable, subject to the provisions of Section 6.1 below, on the earlier of (i) October 14, 2012 or (ii) upon the consummation of a Business Combination.

6.1	The Sponsor hereby acknowledges that Cazador has established a trust fund, initially in an amount of $46,165,000 for the benefit of its public shareholders (“Trust Fund”) and that the Company may disburse monies from the Trust Fund only: (i) to the public shareholders in the event of the redemption of their shares or the liquidation of Cazador; or (ii) to Cazador after consummation of a Business Combination. The Sponsor hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (each a “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any contracts or agreements with Cazador and will not seek recourse against the Trust Fund for any reason whatsoever.

7.	This MOU is binding and intended to create legal relations among the Parties

Francesco Piovanetti, for and on behalf of Cazador

Francesco Piovanetti, for and on behalf of the Sponsor